                                                                     EXHIBIT 5.1


                               ANDREWS KURTH LLP
                             600 Travis, Suite 4200
                               Houston, TX 77002


                                  June 29, 2004


Partnership Policy Committee
Northern Border Partners, L.P.
13710 FNB Parkway
Omaha, Nebraska 68154-5200

Ladies and Gentlemen:

         We have acted as special counsel to Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on June 28, 2004. The Registration Statement relates to the offering, as set forth in the Registration Statement and any amendment thereto, in the form of prospectus contained therein (the "Prospectus") and in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by Sundance Assets, L.P. (the "Selling Unitholder") of up to an aggregate of 2,710,000 common units representing limited partner interests in the Partnership (the "Common Units"), which may be sold by the Selling Unitholder from time to time pursuant to Rule 415 under the Securities Act. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In arriving at the opinions expressed below, we have examined:

         (i) the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Agreement of Limited Partnership"), as amended to date;

         (ii) the Amended and Restated Certificate of Limited Partnership (the "Certificate of Limited Partnership") of the Partnership, as amended to date;

         (iii) the Registration Statement;

         (iv) the Prospectus; and

         (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the

Partnership Policy Committee
June 29, 2004
Page 2


Partnership and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Partnership, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

         We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws, (ii) a Prospectus Supplement will have been prepared and filed with the SEC describing the Common Units offered thereby, (iii) all Common Units offered will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (vii) there shall be no change in law affecting the validity of any of the Common Units (between the date hereof and the date of issuance and sale of such Common Units), and (viii) all parties to agreements involving the offer or sale of the Common Units will perform their obligations thereunder in compliance with the terms of such documents.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Units that may be offered and sold by the Selling Unitholder, and which are covered by the Registration Statement, have been duly authorized and validly issued and are fully paid (to the extent required under the Agreement of Limited Partnership) and non-assessable (except as provided in Sections 17-303(a) and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act")).

         We express no opinion other than as to the federal laws of the United States of America and the Delaware Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Securities Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and
(b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.


                                                     Very truly yours,

                                                           /s/ Andrews Kurth LLP